EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Zions Bancorporation:


We consent to the use of our report dated January 16, 1997 with respect to the consolidated financial statements of Zions Bancorporation as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.


                                             /s/ KPMG PEAT MARWICK LLP


                                             KPMG PEAT MARWICK LLP

Salt Lake City, Utah
December 24, 1997